Calculation of Filing Fee Tables
S-8
PULSE BIOSCIENCES, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value 0.001 per share	Other	3,200,000	$ 23.57	$ 75,424,000.00	0.0001381	$ 10,416.05
2	Equity	Common Stock, par value 0.001 per share	Other	450,000	$ 23.57	$ 10,606,500.00	0.0001381	$ 1,464.76
Total Offering Amounts:						$ 86,030,500.00		$ 11,880.81
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,880.81
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of common stock of Pulse Biosciences, Inc. (the "Registrant") that may be issued pursuant to the 2017 Equity Incentive Plan, as amended (the "Incentive Plan"), and the 2017 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Registrant. (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of $23.57 per share, which represents the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market on February 17, 2026. (3) Reflects (i) 2,000,000 additional shares of common stock reserved for issuance under the Incentive Plan effective as of September 30, 2025, as approved by the stockholders at a special meeting, and (ii) 1,200,000 additional shares of common stock reserved for issuance pursuant to the Incentive Plan as of January 1, 2026. (4) Reflects 450,000 additional shares of common stock automatically reserved for issuance pursuant to the ESPP as of January 1, 2026.

[2]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of common stock of Pulse Biosciences, Inc. (the "Registrant") that may be issued pursuant to the 2017 Equity Incentive Plan, as amended (the "Incentive Plan"), and the 2017 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Registrant. (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of $23.57 per share, which represents the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market on February 17, 2026. (3) Reflects (i) 2,000,000 additional shares of common stock reserved for issuance under the Incentive Plan effective as of September 30, 2025, as approved by the stockholders at a special meeting, and (ii) 1,200,000 additional shares of common stock reserved for issuance pursuant to the Incentive Plan as of January 1, 2026. (4) Reflects 450,000 additional shares of common stock automatically reserved for issuance pursuant to the ESPP as of January 1, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A